EXHIBIT D-1


       [Execution Copy]


       FirstEnergy Corp. AND SUBSIDIARY COMPANIES


       INTERCOMPANY INCOME TAX ALLOCATION AGREEMENT


       WHEREAS, FirstEnergy Corp., a corporation organized under the laws of the State of Ohio ("FirstEnergy") and a registered holding company under the Public Utility Holding Company Act of 1935 ("Act"), together with its subsidiary companies, direct and indirect, listed as parties hereto, comprise the members of the FirstEnergy consolidated group which will join annually in the filing of a consolidated Federal income tax return, and it is now the intention of FirstEnergy and its subsidiaries, direct and indirect, (hereinafter collectively referred to as the "FirstEnergy Group"), to enter into an agreement for the allocation of current federal income taxes pursuant to Rule 45(c) under the Act; and

       WHEREAS, certain members of the FirstEnergy Group will join annually in the filing of certain consolidated state income tax returns (to the extent permitted or required under applicable state income tax laws), and it is now the intention of the FirstEnergy Group to enter into an agreement for the allocation of current state income taxes; and

       WHEREAS, by order dated June 30, 2003, the Securities and Exchange Commission has authorized FirstEnergy and its subsidiaries to enter into this agreement as of January 1, 2002 and to allocate consolidated income taxes in the manner herein provided; and

       NOW, THEREFORE, each member ("Member") of the FirstEnergy Group does hereby covenant and agree with one another that the current consolidated income tax liabilities of the FirstEnergy Group shall be allocated as follows:


                                   ARTICLE I.

                         Definitions and Interpretation
                         ------------------------------


       Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided, the following terms shall have the following respective meanings:

              "Acquisition   Indebtedness"   means   indebtedness   incurred  by
               --------------------------
       FirstEnergy to finance the acquisition (including related costs) by FirstEnergy of all of the issued and outstanding stock of GPU, Inc. and any renewals or extensions thereof. Acquisition Indebtedness also includes indebtedness incurred by FirstEnergy for the purpose of refinancing the indebtedness relating to the acquisition (including related costs) of all of the issued and outstanding stock of GPU, Inc.

              "Code" means the Internal Revenue Code of 1986, as amended.
               ----

              "Consolidated Group" means FirstEnergy and all of its subsidiaries
               ------------------
       which, from time to time, may be included in any (i) federal income tax return filed by FirstEnergy in accordance with sections 1501 and 1502 of the Code or (ii) Other Return.

              "Consolidated  Return" means any  consolidated  federal income tax
               --------------------
       return or Other Return filed by FirstEnergy whether before or after the date hereof, which includes one or more Members of the FirstEnergy Group in a consolidated, combined or unitary group of which FirstEnergy is the common parent.

              "Consolidated   Return   Year"  means  any  period   during  which
               ----------------------------
       FirstEnergy files a consolidated federal income tax return or Other Return that includes one or more Members of the FirstEnergy Group in a consolidated, combined or unitary group of which FirstEnergy is a common parent.

              "Consolidated  Taxable  Income"  is  the  taxable  income  of  the
               -----------------------------
       Consolidated Group as computed for federal or state income tax purposes.

              "Consolidated  Tax Liability" means, with reference to any taxable
               ---------------------------
       period, the consolidated, combined or unitary tax liability (including any interest, additions to tax and penalties) of the Consolidated Group for such taxable period (including the consolidated federal income tax liability and other consolidated, combined or unitary liability for Other Taxes).

              "Corporate  Taxable  Income"  means  the  income  or  loss  of  an
               --------------------------
       associate company for a tax year computed as though such company had filed a separate return on the same basis as used in the Consolidated Return, except that dividend income from associate companies shall be disregarded, and other intercompany transactions eliminated in the Consolidated Return shall be given appropriate effect.

              "Designated   Official"  means  the  Director,   Tax  Services  of
               ---------------------
       FirstEnergy Service Company or such other official assigned the responsibilities of Director, Tax Services of FirstEnergy Service Company.

              "Other Return" means any consolidated,  combined or unitary return
               ------------
       of Other Taxes filed by FirstEnergy or another Member of the FirstEnergy Group, whether before or after the date hereof, which covers the operations of one or more Members of the FirstEnergy Group.

              "Other  Taxes"  means  any  taxes   (including  any  interest  and
               ------------
       penalties) payable by FirstEnergy or another Member of the FirstEnergy Group to the government of any state, municipal or other political subdivision, including all agencies and instrumentalities of such government.

              "Person" means any  individual,  partnership,  form,  corporation,
               ------
       limited liability company, joint stock company, unincorporated association, joint venture, trust or other entity or enterprise, or any government or political subdivision or agency, department or instrumentality thereof.

              "Regulations" means the Treasury Regulations promulgated under the
               -----------
       Code.

              "Separate  Return  Tax"  means  the tax on the  Corporate  Taxable
               ---------------------
       Income of a corporation which is a Member computed for purposes of this Agreement as though such company were not a Member of a consolidated group.


       Section 1.2 References, Etc. The words "hereof", "herein" and "hereunder"
                   ---------------
and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined herein in the singular shall have the same meanings in the plural and vice versa. All References herein to any Person includes such Person's successors and assigns. All references herein to Articles and Sections shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement. In this Agreement, unless a clear contrary intention appears the word "including" (and with correlative meaning "include") means "including but not limited to".


                                  ARTICLE II.

           Preparation and Filing of Tax Returns; Allocation of Taxes
           ----------------------------------------------------------


       Section 2.1 Federal Returns.
                   ---------------

               (a) A U.S. consolidated federal income tax return shall be prepared and filed by FirstEnergy for each taxable year in respect of which this Agreement is in effect and for which the Consolidated Group is required or permitted to file a consolidated federal income tax return. FirstEnergy and all its subsidiaries shall execute and file such consents, elections and other documents that may be required or appropriate for the proper filing of such returns.

               (b) (i) The Consolidated Group will elect, on a timely basis, in accordance with Code Section 1552(b) and Section 1.1552-1(c)(2) of the Regulations to allocate its consolidated tax liability (other than alternative minimum tax ("AMT") and its related credits) among its Members under the method described in Sections 1.1502-33(d)(3) and 1.1552-1(a)(2) commencing with the consolidated taxable year ended December 31, 2002. The fixed percentage to be used for purposes of Regulations section 1.1502-33(d)(3)(i) is 100%. The general effect of such method is to first allocate the consolidated tax liability among the Members of the Consolidated Group on the basis of the percentage of the total consolidated tax which the tax of such Member (other than AMT and its related credits) if computed on a separate return basis would bear to the total amount of the taxes (other than AMT and its related credits) for all Members of the group so computed. Then such method allocates an additional amount (the "Tax Benefit Amount") to each Member up to, but not greater than, the excess, if any, of its Separate Return Tax liability (other than AMT and its related credits) over the amount allocated to such Member in the previous sentence. The total of the Tax Benefit Amounts allocated to Members shall result in payments to, and an increase in the earnings and profits of, the Members who had items of deduction, loss or credits to which such Tax Benefit Amount is attributable. This election is intended to comply with Rule 45(c)(5) under the Act, as modified by Section 2(d) below.

                  (ii) The allocation of the alternative minimum tax liability incurred by the FirstEnergy Group and the resulting minimum tax credit shall be allocated in the manner set forth in Proposed and Temporary Treasury Regulation Sections 1.1502-55. This method generally allocates (i) any AMT paid by the FirstEnergy Group based on the relative separate adjusted AMT of each Member and
(ii) the minimum tax credit ("AMTC") on the basis of the AMT previously assigned to such Member and assuming that AMTC is utilized on a "first in/first out" methodology, and that to the extent that AMTC arising in one year is not fully utilized, such AMTC is utilized proportionately by the Members previously assigned AMT for that year.

               (c) Each Member's allocable share of the consolidated income tax liability as determined in Section 2.1(b) hereby shall be used in both (i) the determination of each Member's earnings and profits and (ii) determining the amounts to be paid (as provided in Section 3.4 of this Agreement) by Members to FirstEnergy with respect to each Member's share of the Consolidated Group's Tax liability and payments from FirstEnergy to Members with respect to the use of a Member's tax attributes.

               (d) (i) The aggregate of all amounts paid by Members of the Consolidated Group (the "Paying Members") as a result of the excess of each
Members' Separate Return Tax liability (as determined under Section 1.1552-1(a)(2)(ii) of the Regulations) over the amount allocated to such Member as its share of the Consolidated Tax Liability under Code Section 1552 (i.e., the Tax Benefit Amount) shall be paid by FirstEnergy to the other Members (the "Loss Members") which had tax deductions, losses and credits to which such payments by the Paying Members are attributable. The apportionment of such payments among Loss Members shall be in a manner that reflects the Consolidated Group's absorption of such tax attributes in the manner described in Section 2.1(e) below. The payments to the Loss Members for their tax attributes shall be pursuant to a consistent method which reasonably reflects such items of loss or credit (such consistency and reasonableness to be determined by the Designated Official).

                  (ii) Notwithstanding the provisions of section 2.1(d)(i), the Tax Benefit Amount allocated to FirstEnergy and paid to FirstEnergy as a result of its being a Loss Member shall be limited to its Tax Benefit Amount determined without regard to this section 2.1(b)(ii) multiplied by a fraction, the numerator of which is FirstEnergy's interest deduction attributable to Acquisition Indebtedness, and the denominator of which is the sum of all of FirstEnergy's deductions. The portion of FirstEnergy's Tax Benefit Amount which cannot be allocated and paid to FirstEnergy due to the operation of this Section shall be reallocated to Paying Members of the Consolidated Group other than FirstEnergy in accordance with the principles contained in section 2.1(b)(i).

               (e) In apportioning the payments to Loss Members for the Tax Benefit Amount pursuant to Section 2.1(d) hereof:

                  (i) any consolidated net operating loss ("NOL") shall be allocated among the group Members pursuant to Regulations Section 1.1502-21(b). To the extent the consolidated NOL is carried back, any Member's individually allocable NOL shall be deemed carried back and utilized in proportion to the amount that the Member's NOL bears to the consolidated NOL. Analogous principles shall apply in the case of NOL carry forwards;

                  (ii) with respect to each type of credit used to offset all or a portion of the Consolidated Tax Liability otherwise payable, such credit shall be allocated among the Members by crediting to each Member an amount of credit which that Member would have available to utilize on a separate return basis in a manner consistent with the method set forth in Section 2.1(e)(i) above; and

                  (iii) the cost of any credit recapture which results in the payment of tax shall be specifically allocated to the Member whose credit is recaptured determined in a manner consistent with the provisions of Section 2.1(e)(i) above.

               (f) The allocation of tax shall be subject to further adjustment from time to time on account of the payment of additional tax or the receipt of a refund attributable to either the filing of an amended return or on account of the results of an audit conducted by the Internal Revenue Service or other relevant taxing authority.


       Section 2.2 Other Taxes.  (a) FirstEnergy will prepare and file (or cause
                   -----------
to be prepared and filed) all returns of Other Taxes which are required to be filed with respect to the operations of FirstEnergy and its subsidiaries. In the event any taxing authority requires or permits that a combined, consolidated or unitary return be filed for Other Taxes, which return includes both FirstEnergy and a subsidiary, FirstEnergy may elect to file such return and shall have the right to require any Member to be included in such return. FirstEnergy will advise each of its subsidiaries included in each Other Return and each governmental office in which any Other Return is filed. Other Taxes shall be allocated among the FirstEnergy Group in a manner that is consistent with the method set forth in Article 2 hereof. Furthermore, amounts due to FirstEnergy or from FirstEnergy, with respect to Other Taxes, shall be determined in a manner consistent with Sections 2.1(b) and 2.1(d).

               (b) Each Member of the FirstEnergy Group that does not file an Other Return together with any other Member of the FirstEnergy Group shall be solely responsible and obligated to pay the tax liability with respect to such return from its own funds. Such returns shall be prepared and filed by FirstEnergy or the Member filing the Other Return.

               (c) If any Member of the FirstEnergy Group is required to file a combined, consolidated or unitary return for Other Taxes with another Member of the FirstEnergy Group, but not with FirstEnergy (an "Other Taxes Subgroup"), then FirstEnergy shall have the rights, powers and obligations to file such tax returns and apportion among and, collect and remit from, the applicable Members such Other Taxes as the rights, powers and obligations given to FirstEnergy under this Agreement with respect to the Consolidated Tax Liability. Such returns shall be prepared and filed by FirstEnergy. If the right to file a combined, consolidated or unitary return for Other Taxes is optional, then FirstEnergy shall decide which of its subsidiaries should, to the extent permitted by law, join in filing of such return.


       Section 2.3 Member Tax Information. The Members of the Consolidated Group
                   ----------------------
shall submit the tax information requested by the Designated Official of FirstEnergy in the manner and by the date requested, in order to enable the Designated Official to calculate the amounts payable by the Members pursuant to
Article 3 hereof.


                                  ARTICLE III.

                  Responsibility for Tax; Intercompany Payments
                  ---------------------------------------------


       Section 3.1  Responsibility.  Assuming  the  Members of the  Consolidated
                    --------------
Group have fulfilled their obligations pursuant to this Article III, then FirstEnergy will be solely responsible for, and will indemnify and hold each Member of the Consolidated Group harmless with respect to, the payment of: (a) the Consolidated Tax Liability for each taxable period for which, as determined under Section 2.1 hereof, FirstEnergy filed a Consolidated Return or should have been filed; and (b) any and all Other Taxes due or payable with respect to any Other Return which is filed by FirstEnergy or should have been filed.


       Section 3.2 Federal Tax Payments.  (a) With respect to each  Consolidated
                   --------------------
Return Year, the Designated Official of FirstEnergy shall estimate and assess or pay to Members of the Consolidated Group their share of estimated tax payments to be made on a projected consolidated federal income tax return for each year. In making this determination, FirstEnergy shall elect a method for determining estimated tax and each Member shall follow that method. Such Members will pay, to FirstEnergy or be paid by FirstEnergy, such estimates not later than the 15th day of the 4th, 6th, 9th and 12th months of such Consolidated Return Year. With respect to any extension payment, the Designated Official of FirstEnergy shall estimate and assess or pay to Members of the Consolidated Group their share of such extension payment. The difference between (1) a Member's estimated tax payments used for computation of the quarterly estimated payments plus their extension payments and (2) such Member's actual Tax Liability for any Consolidated Return Year as determined under Section 2.1(b) hereof, shall be paid to FirstEnergy or by FirstEnergy within sixty days after the filing of the consolidated federal income tax return.

               (b) FirstEnergy shall have sole authority, to the exclusion of all other Members of the Consolidated Group, to agree to any adjustment proposed by the Internal Revenue Service or any other taxing authority with respect to items of income, deductions or credits, as well as interest or penalties, attributable to any Member of the Consolidated Group during any Consolidated Return Year in which such Member was a Member of the Consolidated Group notwithstanding that such adjustment may increase the amounts payable by Members of the Consolidated Group under this Section 3.2 or Section 3.3 hereof. In the event of any adjustment to the Consolidated Tax Liability relating to items of income, deductions or credit, as well as interest or penalties, attributable to any Member of the Consolidated Group by reason of an amended return, claim for refund or audit by the Internal Revenue Service or any other taxing authority, the liability of all other Members of the Consolidated Group under paragraphs
(a) of this Section 3.2 or Section 3.3 hereof shall be redetermined to give effect to such adjustment as if such adjustment had been made as a part of the original computation of such liability, and payment from a Member to FirstEnergy or by FirstEnergy to a Member, as the case may be, shall be promptly made after any payments are made to the Internal Revenue Service or any other taxing authority, refunds received or final determination of the matter in the case of contested proceedings. In such event, any payments between the parties shall bear interest at the then prevailing rate or rates on deficiencies assessed by the Internal Revenue Service or any other relevant taxing authority, during the period from the due date of the Consolidated Return (determined without regard to extensions of time for the filing thereof) for the Consolidated Return Year to which the adjustments were made to the date of payment.


       Section 3.3 Other Tax  Payments.  Payments  by a Member  with  respect to
                   -------------------
Other Taxes and required estimates thereof for which any other Member has joint and several liability shall be calculated and made by or to such Member in the same manner as that provided in Section 3.2. The principles set forth in Section
3.2 governing the determination and adjustment of payments as well as the method of payment to or from such Member with respect to federal income taxes shall be equally applicable in determining and adjusting the amount of and due date of payments to be made to or from such subsidiary with respect to Other Taxes and estimates thereof. Each Member shall pay, directly to the appropriate taxing authority, all taxes for which such Member is liable and for which no other Member has joint or several liability.


       Section  3.4  Payment  Mechanics.  (a)  Any  payments  to  be  made  by a
                     ------------------
subsidiary of FirstEnergy pursuant to Section 2.1, 2.2, 3.2 or 3.3 hereof shall be made by such subsidiary to FirstEnergy by either promptly crediting as an offset against amounts owed to such Member by FirstEnergy or to the extent no amounts are owed to such Member by FirstEnergy, by cash payments to FirstEnergy. To the extent any payments are to be made to a subsidiary with respect to the use of such subsidiary's tax attributes by the Consolidated Group pursuant to
Section 2.1, 2.2, 3.2 or 3.3 hereof, FirstEnergy shall make such payment to such subsidiary by either promptly crediting as an offset against amounts owned by such Member to FirstEnergy, or to the extent no amounts are owed to FirstEnergy by such Member, by cash payments to the Member.

               (b) Tax payments by FirstEnergy with respect to any Consolidated Tax Liability shall be paid by FirstEnergy and shall be debited to the Member of the Consolidated Group for their respective shares of such Consolidated Tax Liability as determined pursuant to Article II hereof. Tax Refunds received by FirstEnergy with respect to any Consolidated Tax Liability, shall be paid by

FirstEnergy to the Member of the Consolidated Group entitled to such Tax Refund, as determined.

               (c) FirstEnergy shall be responsible for maintaining the books and records reflecting the intercompany accounts reflecting the amounts owned, collected and paid with respect to Taxes pursuant to this Agreement.


               (d) FirstEnergy may delegate to other Members of the Consolidated Group responsibilities for the collection and disbursement of monies as required under this Agreement as well as responsibilities for maintaining books and records as required under this Agreement.


       Section 3.5  Administration.  The provisions of this  Agreement  shall be
                    --------------
administered by the Designated Official of FirstEnergy. The interpretations of this Agreement by the Designated Official of FirstEnergy shall be conclusive.


                                   ARTICLE IV.

                            Miscellaneous Provisions
                            ------------------------


       Section  4.1  Effect.  The  provisions  hereof  shall fix the  rights and
                     ------
obligations of the parties as to the matters covered hereby whether or not such are followed for federal income tax or other purposes by the Consolidated Group, including the computation of earnings and profits for federal income tax purposes.


       Section 4.2 Effective Date and Termination of Affiliation. This Agreement
                   ---------------------------------------------
shall be effective with respect to all taxable years ending on or after January 1, 2002, in which any subsidiary of FirstEnergy is a Member of the Consolidated Group for any portion of the tax year. In the event that a party to this Agreement ceases to be a Member of the Consolidated Group, the rights and obligations of such party and each other party to this Agreement shall survive, but only with respect to taxable years including or ending before the date such party ceases to be a Member of the Consolidated Group.


       Section   4.3   Notices.   Any  and  all   notices,   requests  or  other
                       -------
communications  hereunder  shall be given in writing  (a) if to  FirstEnergy  to
Attention: Director, Tax Services, Facsimile Number: (330) 384-5299, and (b) if to any other person, at such other address as shall be furnished by such person by like notice to the other parties.


       Section  4.4  Expenses.  Each  party  hereto  shall pay its own  expenses
                     --------
incident to this Agreement and the transactions contemplated hereby, including all legal and accounting fees and disbursements.

       Section 4.5 Benefit and Burden. This Agreement shall inure to the benefit
                   ------------------
of, and shall be binding upon, the parties hereto and there respective successors.


       Section 4.6 Amendments and Waiver. No amendment,  modification, change or
                   ---------------------
cancellation of this Agreement shall be valid unless the same is in writing and signed by the parties hereto. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the person against whom that waiver is sought to be enforced. The failure of any party at any time to insist upon strict performance of any condition, promise, agreement or understanding set forth herein shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of the same or any other condition, promise, agreement or understanding at a future time.


       Section 4.7 Assignments.  Neither this Agreement nor any right,  interest
                   -----------
or obligation hereunder may be assigned by any party hereto and any attempt to do so shall be null and void.


       Section 4.8  Severability.  The  invalidity  or  unenforceability  of any
                    ------------
particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.


       Section  4.9  Entire  Agreement.  THIS  AGREEMENT  SETS  FORTH ALL OF THE
                     -----------------
PROMISES, AGREEMENTS, CONDITIONS, UNDERSTANDINGS, WARRANTIES AND REPRESENTATIONS AMONG THE PARTIES WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY, AND SUPERSEDES ALL PRIOR AGREEMENTS, ARRANGEMENTS AND UNDERSTANDINGS BETWEEN THE PARTIES HERETO, WHETHER WRITTEN, ORAL OR OTHERWISE. THERE ARE NO PROMISES, AGREEMENTS, CONDITIONS, UNDERSTANDINGS, WARRANTIES OR REPRESENTATIONS, ORAL OR WRITTEN, EXPRESS OR IMPLIED, AMONG THE PARTIES EXCEPT AS SET FORTH HEREIN.


       Section 4.10  Applicable  Law.  THIS  AGREEMENT  SHALL BE GOVERNED BY AND
                     ---------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO.


       Section 4.11 Counterparts.  This Agreement may be executed in one or more
                    ------------
counterparts, each of which shall constitute an original and together which shall constitute one instrument. The parties hereto specifically recognize that from time to time other corporations may become Members of the Consolidated
Group and hereby agree that such new Members may become Members to this Agreement by executing a copy of this Agreement and it will be effective as if all the Members had re-signed.


       Section  4.12  Attorneys'  Fees.  If any Member or former  Member  hereto
                      -------------===
commences an action against another party to enforce any of the terms, covenants, conditions or provisions of this Agreement, or because of a default by a party under this Agreement, the prevailing party in any such action shall be entitled to recover its costs, expenses and losses, including attorneys' fees, incurred in connection with the prosecution of defense of such action from the losing party.


       Section 4.13 No Third Party Rights.  Nothing in this  Agreement  shall be
                    ---------------------
deemed to create any right in any creditor or other person or entity not a party hereto and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third party.


       Section 4.14 Further Documents.  The parties agree to execute any and all
                    -----------------
documents, and to perform any and all other acts, reasonably necessary to accomplish the purposes of this Agreement.


       Section 4.15 Headings and Captions.  The headings and captions  contained
                    ---------------------
in this Agreement are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof if any question of intent should arise.


       Section 4.16 Departing Members
                    -----------------

               (a) In the event that any Member of the FirstEnergy Group at any time leaves the FirstEnergy Group and, under any applicable statutory provision or regulation, that Member is assigned and deemed to take with it all or a portion of any of the tax attributes of the FirstEnergy Group (including but not limited to NOL, credit carry forwards, and AMTC carry forwards), then to the extent that the amount of tax attributes so assigned differs from the amount of such attributes previously allocated to such Member under this agreement, the departing Member shall appropriately settle with the FirstEnergy Group. Such settlement shall consist of payment (1) on a dollar for dollar basis for all differences in credits, and, (2) in the case of NOL differences (or other differences related to other deductions), in a dollar amount computed by reference to the amount of NOL multiplied by the applicable tax rate relating to such NOL. The settlement payment shall be paid to FirstEnergy within sixty days after the Member leaves the FirstEnergy Group. The settlement amounts shall be allocated among the remaining Members of the FirstEnergy Group in proportion to the relative level of attributes possessed by each Member and the attributes of each Member shall be adjusted accordingly.

               (b) Upon the departure of any Member from the FirstEnergy Group, such Member shall allocate its items of income, deduction, loss and credit between the period that it was a Member of the FirstEnergy Group and the period thereafter based upon a closing of the books methodology allowed under Treasury Regulation Section 1.1502-76(b)(2). The difference between (1) its prior estimated taxes or payments of Tax Benefit and (2) the amount of taxes due or payments of Tax Benefit due to that Member, shall be appropriately settled on the day such Member leaves the FirstEnergy Group or on an alternative date mutually agreeable in writing to the FirstEnergy Group and the departing Member.

         EXECUTED as of the date and year first above written.


                        FIRSTENERGY CORP.

                             By:____________________________________
                                 Richard H. Marsh
                                 Senior Vice President & Chief Financial Officer

                        OHIO EDISON COMPANY and its subsidiaries
                        THE CLEVELAND ELECTRIC ILLUMINATING
                          COMPANY and its subsidiaries
                        THE TOLEDO EDISON COMPANY and its
                          subsidiaries
                        AMERICAN TRANSMISSION SYSTEMS, INCORPORATED
                        FE ACQUISITION CORP. and its subsidiaries
                        FIRSTENERGY PROPERTIES, INC. and its subsidiaries FIRSTENERGY FACILITIES SERVICES GROUP, LLC and its subsidiaries
                        FE HOLDINGS, LLC
                        FELHC, INC.
                        FIRSTENERGY SECURITIES TRANSFER COMPANY
                        FIRSTENERGY NUCLEAR OPERATING COMPANY
                        FIRSTENERGY SOLUTIONS CORP. and its subsidiaries FIRSTENERGY VENTURES CORP. and its subsidiaries MARBEL ENERGY CORPORATION and its subsidiaries CENTERIOR INDEMNITY TRUST
                        CENTERIOR SERVICE COMPANY
                        FIRSTENERGY SERVICE COMPANY
                        JERSEY CENTRAL POWER & LIGHT COMPANY
                          and its subsidiaries
                        PENNSYLVANIA ELECTRIC COMPANY and its subsidiaries METROPOLITAN EDISON COMPANY and its subsidiaries GPU CAPITAL, INC. and its subsidiaries

                        GPU ELECTRIC, INC. and its subsidiaries
                        GPU DIVERSIFIED HOLDINGS, LLC and its subsidiaries GPU POWER, INC. and its subsidiaries
                        GPU TELCOM SERVICES, INC. and its subsidiaries
                        GPU NUCLEAR, INC.




                           By:____________________________________
                              Harvey L. Wagner
                              Vice President & Controller


                        MYR GROUP, INC. and its subsidiaries




                           By:____________________________________
                              William A. Koertner
                              Senior Vice President, Chief Financial Officer & Treasurer